UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by EverQuote, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 6, 2023 (the “Original Report”) and is being filed in order to amend and supplement the Company’s disclosure under Item 2.05 of the Original Report regarding estimated write-downs and charges it may incur. The Original Report otherwise remains unchanged.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Original Report, on June 30, 2023, the Company committed to exiting its health insurance vertical and implemented a workforce reduction plan (the “Reduction Plan”) as part of the structural reduction in non-marketing operating expenses (excluding non-cash items) of over 15% that the Company announced on June 16, 2023.

The Company previously estimated that it would incur one-time termination benefits and other associated costs of approximately $2.0 million to $3.0 million in connection with the Reduction Plan, substantially all of which would result in cash expenditures relating to severance payments, employee benefits and associated costs, and that these charges would be incurred primarily in the second quarter of 2023. The Company subsequently reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2023 that, during the three months ended June 30, 2023, the Company recorded restructuring and other charges of $2.7 million relating to one-time termination benefits that are expected to be paid through August 2024 and non-cash charges for the modification of certain equity awards of $1.1 million.

As previously disclosed in the Original Report, the Company was also evaluating the impact of its exit of the health insurance vertical on its balance sheet, which it believed may result in write-downs of assets and additional charges and was therefore unable to provide an estimate of the timing or the amount, if any, of these potential write-downs and charges it may incur therefrom.

Subsequent to the Original Report, and as disclosed in its Current Report on Form 8-K filed with the SEC on August 7, 2023, the Company sold assets related to its health insurance vertical comprised of all of the issued and outstanding membership interests of Eversurance LLC, a former subsidiary of the Company, to MyPlanAdvocate Insurance Solutions Inc. for cash consideration of $13.2 million. There were no employees of Eversurance LLC at the time of the sale. The assets sold consisted of commissions receivable of $30.8 million, which were expected to be collected over the next seven years, net intangible assets of $1.0 million and other net assets of $0.4 million, including the Company’s Evansville, Indiana office lease. The Company incurred $0.4 million of transaction costs in connection with the sale. Accordingly, the Company has now recognized a loss on sale of assets of $19.4 million, which amount is included in restructuring and other charges, for the three and nine months ended September 30, 2023.

The exit of the health insurance vertical and the Reduction Plan has been completed as of September 30, 2023, and no other charges or cash expenditures associated with those activities are anticipated, other than those described above.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K/A and the materials filed or furnished herewith about future expectations, plans and prospects for the Company, including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” “continues,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) our future financial performance, including our expectations regarding our revenue, cost of revenue, variable marketing margin, operating expenses, cash flows and ability to achieve, and maintain, future profitability; (2) our ability to attract and retain consumers and insurance providers using our marketplace; (3) our dependence on our relationships with insurance providers with no long-term contracts; (4) our reliance on a small number of insurance providers for a significant portion of our revenue; (5) our dependence on revenue from automotive insurance providers for a significant portion of our revenue and those automotive insurance providers’ exposure to risks related to the automotive insurance industry;

(6) our ability to attract consumers searching for insurance, including through search engines, display advertising, email and social media; (7) our ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and our ability to successfully monetize them; (8) our anticipated growth and growth strategies and our ability to effectively manage that growth; (9) our ability to maintain and build our brand; (10) our ability to properly collect, process, store, share, disclose and use consumer information and other data; (11) our reliance on our third-party service providers; (12) the impact of competition in our industry and innovation by our competitors; (13) our ability to hire and retain necessary qualified employees to expand our operations; (14) the impact of our recent restructuring and anticipated costs savings and operational efficiencies; (15) our increased reliance on acquiring quote requests from third-party sources; (16) our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business; (17) failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud; and (18) the future trading prices of our Class A common stock. In addition, the forward-looking statements included in this Current Report on Form 8-K/A and the materials filed or furnished herewith represent the Company’s views as of the date of this Current Report on Form 8-K/A and as of the dates of such materials, respectively. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K/A or the dates of such materials, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: November 7, 2023	By:	/s/ Julia Brncic
Julia Brncic
Secretary and General Counsel